Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES ACQUIRES LEADING AUSTRALIAN ECONOMIC AND REGULATORY CONSULTING FIRM

Network Economics Consulting Group Pty Ltd. Expands CRA’s Presence in Asia Pacific Region

BOSTON, November 18, 2004 — Charles River Associates Incorporated (NASDAQ: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today announced that its Australian subsidiary, Charles River Associates (Asia Pacific) Pty Ltd., has acquired Canberra-headquartered Network Economics Consulting Group Pty Ltd. (NECG).  NECG (www.necg.com.au) is a premier provider of regulatory and economic consulting services in the Asia Pacific region to clients in the energy, telecom, transportation, and other industries.

Under the terms of the agreement, CRA acquired NECG for a purchase price of A$13.0 million (approximately US$10.1 million), consisting of A$9.0 million (US$7.0 million) in cash and A$4.0 million (US$3.1 million) in restricted shares of CRA stock.  Additional purchase consideration may be payable if specific performance targets are met.  In addition to its corporate headquarters, NECG maintains offices in Sydney and Melbourne.  NECG recorded trailing-twelve-months revenues of approximately A$12.7 million (US$9.9 million).  CRA expects the acquisition to be accretive.

“The acquisition of NECG greatly enhances CRA’s position in the Australian regulatory market and provides us with an important platform for growth in the Asia Pacific region,” said James C. Burrows, CRA’s President and Chief Executive Officer. “NECG’s 34 consultants bring a wealth of expertise in regulatory economics and policy analysis to CRA.  In particular, we are pleased to welcome Henry Ergas to the CRA team.  Henry is a world-renowned competition expert, especially in telecommunications and other network industries, and his addition to the CRA team raises our profile in this emerging region of the world.  We look forward to NECG’s contribution as we continue to pursue our strategy of expanding CRA’s worldwide consulting presence.”

Henry Ergas, Managing Director of NECG, said, “Since its founding, NECG has earned a first-class reputation by delivering expert results for clients in a variety of industries facing economic and regulatory issues.  We are excited about the opportunities afforded us by this acquisition.  As part of the CRA organization, we now will have enhanced resources for addressing our clients’ needs.  We can broaden the scope of CRA’s service offerings to pursue a greater share of the dynamic Asia Pacific market.”

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley and Washington, D.C.

Statements in this press release concerning the expected benefits from CRA’s acquisition of Network Economics Consulting Group Pty Ltd. are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, difficulties in integrating NECG’s personnel into CRA’s existing operations, undisclosed or unanticipated expenses or liabilities associated with the acquisition, the potential loss of clients, the potential loss of key personnel, the difficulty of attracting and retaining qualified consultants, dependence on outside experts, intense competition, and professional liability.  Further information on factors that could affect CRA’s financial results is included in its most recent Form 10-Q filed on October 15, 2004 with the Securities and Exchange Commission.

###